Exhibit 99.1
Access Plans USA, Inc. Announces Sale of El Paso-Based
Foresight TPA Operation to HealthSCOPE
For Immediate Release
December 29, 2008 — Irving, TX — Access Plans USA, Inc. (NASDAQ: AUSA), a developer and nationwide distributor of quality affordable consumer driven healthcare programs, has announced the sale of all of its El Paso-based operations, conducting business as Foresight TPA, to HealthSCOPE Benefits, Inc., a full service third party administrator and health management firm based in Little Rock, Arkansas. The transaction is scheduled to close by December 31, 2008.
The sale represents the completion of an Access Plans initiative to exit the third-party administration market. “We believe this is a very positive move for Foresight’s clients and the El Paso self-insured marketplace,” said Ian R. Stuart, Interim President and Chief Executive Officer of Access Plans USA. “We are also pleased that so many members of our current team will continue on with HealthSCOPE. We expect that with the new resources brought by HealthSCOPE, this operation will again grow and thrive for many years to come.”
“We intend to maintain a significant presence in El Paso,” said Joe K. Edwards, CEO of HealthSCOPE. “The focus of the HealthSCOPE team in El Paso will continue to be providing our clients with the best available products and customer service. Foresight TPA built a strong base of programs and personnel, and we plan to maintain and further enhance the organization.”
About Access Plans USA
Access Plans USA (NASDAQ: AUSA) distributes a broad array of health insurance products to individuals and families and non-insurance health care discount programs to affordably address the needs of uninsured or underinsured individuals. The company is committed to providing products and administrative services that work for our customers. For more information on Access Plans USA, Inc. please visit: www.accessplansusa.com.
On November 13, 2008, Access Plans announced that it has entered into a definitive agreement to merge with Alliance HealthCard, Inc. (OTC BB:ALHC.OB), a leading provider of consumer membership plans offering access to networks which provide discounts to the consumer on a variety of products and services ranging from medical, dental and pharmacy to groceries, restaurants, travel, automotive and a host of others. The company also designs and markets in its consumer packages specialty insurance and warranty products primarily through retail, rent-to-own, financial and consumer finance clients. Alliance HealthCard performs turnkey programs including design and fulfillment of marketing pieces and collateral support material, network support, customer service, regulatory compliance and billing. The merger of Access Plans with Alliance HealthCard is contingent on approval by Access Plans’ shareholders, Access Plans’ expected divestiture of its Regional Healthcare Division, and other matters. For more information on Alliance HealthCard, Inc. please visit: www.alliancehealthcard.com.
Disclaimer
Certain statements included in this news release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believes”, “expects”, “may”, “will”, or “should”, or other variations thereon, and by discussions of strategies that involve risks and uncertainties. Access Plans USA, Inc. actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and each of the Quarterly Reports on Form 10-Q filed since such date. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events, or otherwise.
Contact: Nancy Zalud
Access Plans USA
972-915-3218
nzalud@accessplansusa.com